UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 2, 2024 (April 26, 2024)

Date of Report (date of earliest event reported)

Fulton Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39680	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Square, P.O. Box 4887 Lancaster, Pennsylvania	17604
(Address of Principal Executive Offices)	(Zip Code)

(717) 291-2411

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $2.50	FULT	The Nasdaq Stock Market, LLC
Depositary Shares, Each Representing 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	FULTP	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, effective April 26, 2024, Fulton Bank, National Association (“Fulton Bank”), a national bank and wholly owned subsidiary of Fulton Financial Corporation, acquired substantially all of the assets and assumed substantially all of the deposits and certain liabilities of Republic First Bank, doing business as Republic Bank (“Republic Bank”) from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for Republic Bank (the “Acquisition”), pursuant to the terms of the Purchase and Assumption Agreement – Whole Bank, All Deposits entered into by Fulton Bank and the FDIC on April 26, 2024 (the “Agreement”).

Under the terms of the Agreement, Fulton Bank acquired assets of approximately $6 billion, including an investment portfolio of approximately $2.0 billion, loans of approximately $2.9 billion and approximately $0.8 billion of cash received from the FDIC in connection with the Acquisition consisting of an estimated $0.4 billion balance sheet settlement amount and an asset discount of approximately $0.4 billion, subject to customary adjustments. In addition, Fulton Bank assumed liabilities of approximately $5.3 billion, including deposits of approximately $4 billion and other borrowings and liabilities of approximately $1.3 billion.

Fulton Bank will receive under the Agreement an option to purchase or an option to lease the bank premises owned and the bank premises leased by Republic Bank. No assets were acquired or liabilities assumed from Republic Bank’s former parent company, Republic First Bancorp, Inc. The terms of the Agreement provide for the FDIC to indemnify Fulton Bank against, among other things, claims based on the rights of any current or former stockholders, creditors, directors, officers, employees, or agents of Republic Bank, and claims based on any action or inaction of Republic Bank or its directors, officers, employees, or agents. The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Purchase and Assumption Agreement – Whole Bank, All Deposits, effective as of April 26, 2024, with the Federal Deposit Insurance Corporation, as receiver of Republic First Bank, the Federal Deposit Insurance Corporation, and Fulton Bank, National Association.

104	Cover page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

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Schedules have been omitted pursuant to Item 601(a)(5) and Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission (the “SEC”) upon request.

Cautionary Statements Regarding Forward-Looking Information

This Current Report, including Exhibit 2.1, contains forward-looking statements. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “projects,” the negative of these terms and other comparable terminology.

Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, the statements are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation’s actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023 and other current and periodic reports, which have been, or will be, filed with the SEC and are, or will be, available in the Investor Relations section of the Corporation’s website (www.fultonbank.com) and on the SEC’s website (www.sec.gov).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2024	FULTON FINANCIAL CORPORATION

	By:	/s/ Beth Ann L. Chivinski
Beth Ann L. Chivinski
Senior Executive Vice President and
Interim Chief Financial Officer